Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Energy Future Holdings Corp.,

Energy Future Intermediate Holding Company LLC and

EFIH Finance Inc.

Announce Private Exchange Offers for Debt Securities and

Related Consent Solicitations

DALLAS – December 21, 2012 – Energy Future Holdings Corp. (“EFH Corp.”) announced today that its direct, wholly owned subsidiary, Energy Future Intermediate Holding Company LLC (“EFIH”), and EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Offerors”), a direct, wholly owned subsidiary of EFIH, are commencing private exchange offers (the “First Lien Exchange Offers”) to exchange up to approximately $1.3 billion aggregate principal amount of new 10.000% Senior Secured Notes due 2020 of the Offerors (the “New First Lien Notes”) for any and all outstanding (i) 9.75% Senior Secured Notes due 2019 of EFH Corp., (ii) 10.000% Senior Secured Notes due 2020 of EFH Corp., and (iii) 9.75% Senior Secured Notes due 2019 of the Offerors (collectively, the “Existing First Lien Notes”). The Offerors will exchange New First Lien Notes for Existing First Lien Notes on the terms set forth in Table 1 below, subject to the conditions of the First Lien Exchange Offers. In addition, concurrent with the First Lien Exchange Offers, the Offerors and EFH Corp. are soliciting (the “Consent Solicitations”) consents (the “Consents”) from holders of Existing First Lien Notes to proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing First Lien Notes (the “Existing First Lien Notes Indentures”) and to such Existing First Lien Notes.

The Offerors are also commencing exchange offers (the “Unsecured Exchange Offers” and, together with the First Lien Exchange Offers, the “Exchange Offers”) to exchange up to approximately $124 million aggregate principal amount of 11.25%/12.25% Senior Toggle Notes due 2018 of the Offerors (the “New Senior Toggle Notes” and, together with the New First Lien Notes, the “New Notes”) for any and all outstanding (i) 10.875% Senior Notes due 2017 of EFH Corp., and (ii) 11.250%/12.000% Senior Toggle Notes due 2017 of EFH Corp. (collectively, the “Existing Unsecured Notes” and, together with the Existing First Lien Notes, the “Existing Notes”). The Offerors will exchange New Senior Toggle Notes for Existing Unsecured Notes on the terms set forth in Table 2 below, subject to the conditions of the Unsecured Exchange Offers.

In exchange for each $1,000 principal amount of Existing Notes tendered, the participating holders of Existing Notes will be eligible to receive the applicable consideration provided in the tables below. Consideration will be rounded down, if necessary, to $2,000 or to the nearest whole multiple of $1,000 in excess thereof. Holders that validly tender their Existing Notes at or prior to 5:00 p.m., New York City time, on January 8, 2013 (such time and date, as the same may be extended by the Offerors with respect to any Exchange Offer, the “Early Tender Date”) and whose Existing Notes are accepted in the Exchange Offers will receive the applicable Total Consideration set forth in the applicable table below in respect of each $1,000 principal amount of Existing Notes tendered. Participating holders that validly tender their Existing Notes after the Early Tender Date and on or prior to the Expiration Date (as defined below) and whose Existing Notes are accepted by the Offerors in the Exchange Offers will only receive the applicable Exchange Consideration set forth in the applicable table below. In addition, all holders will also receive, with respect to any of their Existing Notes accepted for exchange, accrued and unpaid interest, if any, in cash, from the last applicable interest payment date up to, but not including, the applicable settlement date for the relevant Exchange Offer.

The Exchange Offers for each series of Existing Notes will expire at 5:00 p.m., New York City time, on January 24, 2013 (such time and date, as the same may be extended by the Offerors with respect to any Exchange Offer, the “Expiration Date”). The Consent Solicitations for each series of Existing First Lien Notes will expire at 5:00 p.m., New York City time, on January 24, 2013 (such time and date, as the same may be extended by the Offerors and/or EFH Corp. with respect to any Consent Solicitation, the “Consent Date”). Tendered Existing Notes may be withdrawn at any time at or prior to the Expiration Date and Consents delivered may be revoked at any time at or prior to the Consent Date.

The terms and conditions of the First Lien Exchange Offers and Consent Solicitations, including the terms and conditions of the New First Lien Notes, are set forth in the Offering Memorandum and Consent Solicitation Statement and the related Consent and Letter of Transmittal, and terms and conditions of the Unsecured Exchange Offers, including the terms and conditions of the New Senior Toggle Notes, are set forth in the Offering Memorandum and the related Letter of Transmittal (all such documents collectively, the “Offering Memoranda”).

Table 1 – First Lien Exchange Offers

	Outstanding Principal Amount	Issuer(s)	Title of Existing Notes	Consideration Per $1,000 Principal Amount of Existing First Lien Notes Validly Tendered
CUSIP/ISIN				Total Consideration if Tendered at or prior to the Early Tender Date	Exchange Consideration if Tendered after the Early Tender Date and at or prior to the Expiration Date

292680AF2 US292680AF29	$ 115,446,000	EFH Corp.	9.75% Senior Secured Notes due 2019	$970.00 Principal Amount of New First Lien Notes	$920.00 Principal Amount of New First Lien Notes

292680AH8 US292680AH84 and 292680 AG0 US292680AG02 and U29191AD2 USU29191AD22	$ 1,060,757,000	EFH Corp.	10.000% Senior Secured Notes due 2020	$1,000.00 Principal Amount of New First Lien Notes	$950.00 Principal Amount of New First Lien Notes

292681AA1 US292681AA15	$ 141,083,000	EFIH and EFIH Finance	9.75% Senior Secured Notes due 2019	$970.00 Principal Amount of New First Lien Notes	$920.00 Principal Amount of New First Lien Notes

Table 2 – Unsecured Exchange Offers

	Outstanding Principal Amount	Issuer	Title of Existing Notes	Consideration Per $1,000 Principal Amount of Existing Unsecured Notes Validly Tendered
CUSIP/ISIN				Total Consideration if Tendered at or prior to the Early Tender Date	Exchange Consideration if Tendered after the Early Tender Date and at or prior to the Expiration Date
292680AC9 US292680AC97 and 292680AA3 US292680AA32 and U29191AA8 USU29191AA82	$ 64,135,000	EFH Corp.	10.875% Senior Notes due 2017	$995.00 Principal Amount of New Senior Toggle Notes	$945.00 Principal Amount of New Senior Toggle Notes

292680 AD7 US292680AD70 and 292680AB1 US292680AB15 and U29191AB6 USU29191AB65	$ 60,329,699	EFH Corp.	11.250%/12.000% Senior Toggle Notes due 2017	$995.00 Principal Amount of New Senior Toggle Notes	$945.00 Principal Amount of New Senior Toggle Notes

The Proposed Amendments consist of proposed amendments to the Existing First Lien Notes Indentures referred to herein as the “Proposed Indenture Amendments” and the “Proposed Collateral Release Amendments.” In general, the Proposed Indenture Amendments would delete in their entirety many of the restrictive covenants and references thereto contained in the Existing First Lien Notes Indentures and the Existing First Lien Notes, as well as delete certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including, among others, the limitations on the making of restricted payments and the incurrence of indebtedness and liens, and certain provisions relating to defeasance in the Existing First Lien Notes Indentures. In addition, the Proposed Indenture Amendments would make EFCH an “Unrestricted Subsidiary” under the Existing Indentures governing the 9.75% Senior Secured Notes due 2019 of EFH Corp. and the 10.000% Senior Secured Notes due 2020 of EFH Corp., and thereby cause the guarantee by EFCH of such notes to be released automatically. The Proposed Collateral Release Amendments would release the collateral securing the 9.75% Senior Secured Notes due 2019 of EFH Corp. and the 10.000% Senior Secured Notes due 2020 of EFH Corp. in its entirety and would make EFIH an “Unrestricted Subsidiary” under the Existing First Lien Notes Indentures governing the 9.75% Senior Secured Notes due 2019 of EFH Corp. and the 10.000% Senior Secured Notes due 2020 of EFH Corp., and thereby cause the guarantee by EFIH of such notes to be released automatically, which would make such notes effectively junior to all secured and unsecured debt and other liabilities of EFIH. In addition, the Proposed Collateral Release Amendments would release the collateral securing the 9.75% Senior Secured Notes due 2019 of EFIH in its entirety.

Consents in respect of at least a majority of the outstanding aggregate principal amount of each series of Existing First Lien Notes, voting as a separate class, are required to approve the Proposed Indenture Amendments with respect to such series and Consents in respect of a least 66 2/3% of the outstanding aggregate principal amount of a series of Existing First Lien Notes, voting as a separate class, are required to approve the Proposed Collateral Release Amendments with respect to such series.

Holders may not validly tender Existing First Lien Notes in the First Lien Exchange Offers without delivering the related Consents in the Consent Solicitations (unless the Expiration Date for the First Lien Exchange Offers becomes a time and date after the Consent Date). Likewise, holders of Existing First Lien Notes may not deliver Consents in the Consent Solicitations without validly tendering their Existing First Lien Notes in the First Lien Exchange Offers.

Subject to applicable law, each Exchange Offer and, in the case of the First Lien Exchange Offers, the Consent Solicitation related to a series of the Existing Notes is being made independently of the other Exchange Offers and Consent Solicitations, and, subject to applicable law, the Offerors reserve the right to terminate, withdraw or amend each Exchange Offer and EFH Corp. or the Offerors, as applicable, reserve the right to terminate, withdraw or amend the Consent Solicitation related to such series of Existing Notes subject to such Exchange Offer independently of the other Exchange Offers and Consent Solicitations at any time and from time to time. The Exchange Offers are not conditioned on any minimum principal amount of Existing Notes being validly tendered, the issuance of a minimum principal amount of New Notes or the receipt of requisite consents to adopt the Proposed Amendments nor are the First Lien Exchange Offers conditioned upon the Unsecured Exchange Offers or vice versa. However, the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of a number of conditions as set forth in the applicable Offering Memorandum.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Exchange Offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Exchange Offers are being made only in the United States to “qualified institutional buyers” (as that term is defined in Rule 144A of the Securities Act) and to certain non-U.S. persons (as that term is defined in Regulation S under the Securities Act) located outside the United States. The Exchange Offers are being made only by, and pursuant to, the terms set forth in, and the information in this press release is qualified by reference to, the Offering Memorandum and the related consent and letter of transmittal.

Documents relating to the Exchange Offers will only be distributed to holders who complete and return an eligibility certification letter confirming that they are eligible investors for the Exchange Offers. Holders of Existing Notes who desire a copy of the eligibility certification letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers and Consent Solicitations, at (866) 470-3900 (Toll-Free) or (212) 430-3774 (Collect).

About EFH Corp.

EFH Corp. is a Dallas-based energy holding company engaged in competitive and regulated activities, primarily in Texas. Its portfolio of competitive businesses consists primarily of TXU Energy, a retail electricity provider with approximately 1.8 million electricity customers in Texas and Luminant, which is engaged largely in power generation and related mining activities, wholesale marketing and energy trading. Luminant has approximately 15,400 MW of generation in Texas, including 2,300 MW fueled by nuclear power and 8,000 MW fueled by coal. Luminant is also one of the largest purchasers of wind-generated electricity in Texas and in the United States. EFH Corp.’s regulated operations consist of Oncor, which operates the largest electricity distribution and transmission system in Texas, with more than three million delivery points and approximately 118,000 miles of distribution and transmission lines. While EFH Corp. indirectly owns approximately 80% of Oncor, the management of Oncor reports to a separate board with a majority of directors that are independent of EFH Corp.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this press release that address activities, events or developments that the Offerors expect or anticipate to occur in the future, including the Exchange Offers and Consent Solicitations (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although the Offerors believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in the applicable Offering Memorandum and EFH Corp.’s and EFIH’s reports filed with the SEC (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

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Investor Relations:	Corporate Communications:
Molly Sorg 214.812.8868	Allan Koenig 214.812.8080

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